UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2021

SPECTRUM GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N. Federal Highway. Suite 304

Boca Raton, Florida 33432

(Address of Principal Executive Offices)

(407) 512-9102

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 27, 2021, Spectrum Global Solutions, Inc. (the “Company”), HW Merger Sub, Inc., HWN, Inc. (“HW”) and the stockholders of HW (the “Stockholders”) entered into an Agreement and Plan of Merger (the “Agreement”) whereby the Stockholders agreed to sell to the Company all of the capital stock of HW. The closing of the transaction contemplated by the Agreement is subject to certain closing conditions, as set forth in the Agreement. Following such closing, HW will be a wholly-owned subsidiary of the Company.

In connection with the Company’s purchase of the capital stock of HW, the Company will issue to the Stockholders shares of a newly established Series D Preferred Stock of the Company, and a convertible note in the aggregate principal amount of $350,000. Effective at closing, Roger Ponder and Keith Hayter will resign as officers of the Company.

The newly established Series D Preferred Stock will not be redeemable, will vote on an as-converted basis with the Company’s common stock, will have a liquidation preference of $10,000 per share, and be convertible beginning ninety (90) days from the date of issuance, at the greater of the Fixed Price and the Average Price. On the earlier of the (i) two hundred (200) day anniversary of the date of issuance and (ii) the business day immediately preceding the listing of the Common Stock on a national securities exchange (the “Automatic Series D Conversion Date”), all remaining outstanding shares of Series D shall automatically convert into an aggregate number of shares of Common Stock equal to $15,900,000 divided by the greater of the Fixed Price and the Average Price. “Fixed Price” shall be defined as the closing price of the Common Stock on the trading day immediately preceding the date of issuance of the Series D. “Average Price” shall mean the average closing price of the Company’s common stock for the ten trading days immediately preceding, but not including, the conversion date.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 2, 2021, the Company filed an amendment No. 4 to its Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock (the “Amendment No. 4”) with the Secretary of State of the State of Nevada, effective immediately. Amendment No. 4 amended the conversion price of the Series A Convertible Preferred Stock (the “Series A Preferred”) and provided that the conversion price of the Series A Preferred shall be $0.0975 (the “Fixed Conversion Price”), subject to adjustment for any reverse stock splits, dividends, and similar occurrences.

The foregoing description of the Amendment No. 4 does not purport to be complete and is qualified in its entirety by reference to the full texts of Amendment No. 4, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment No. 4 to the Amended and Restated Certificate of Designation for Series A Convertible Preferred Stock
10.1	Agreement and Plan of Merger, dated January 27, 2021, by and among Spectrum Global Solutions, Inc., HW Merger Sub, Inc., HWN, Inc., certain of HWN, Inc.’s stockholders and the Investors’ Representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2021

SPECTRUM GLOBAL SOLUTIONS, INC.

By:	/s/ Roger Ponder
Name:	Roger Ponder
Title:	Chief Executive Officer

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